                                                                     Exhibit 3.2

                                    BY-LAWS
                                    -------

                                      OF
                                      --

                              OMEGA CABINETS, LTD.
                              --------------------



                                   ARTICLE I
                                   ---------

                                    Offices

     Section 1. The registered office shall be in the City of Dover, County of Kent, State of Delaware.

     Section 2. The corporation may also have offices at such other places both within and without the State of Delaware as the board of directors may from time to time determine or the business of the corporation may require.

                                   ARTICLE II
                                   ----------

                            Meetings of Stockholders
                            ------------------------

     Section 1. All meetings of the stockholders shall be held at such place as may be fixed from time to time by the board of directors and stated in the notice of the meeting or in a duly executed waiver of notice thereof.

     Section 2. Annual meetings of stockholders shall be held on the first Monday of May of each year if not a legal holiday, and if a legal holiday, then on the next business day following, at 10:00 a.m., or at such other date and time as shall be designated from time to time by the board of directors and stated in the notice of the meeting or in a duly executed waiver of notice thereof, at which the stockholders shall elect by a plurality vote a board of directors, and transact such other business as may properly be brought before the meeting.

          Section 3. Written notice of the annual meeting stating the place, date and hour of the meeting shall be given to each stockholder entitled to vote at such meeting not less than ten (10) nor more than sixty (60) days before the date of the meeting.

          Section 4. The officer who has charge of the stock ledger of the corporation shall prepare and make, at least ten (10) days before every meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten (10) days prior to the meeting, either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting, or, if not so specified, at the place where the meeting is to be held. The list shall also be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any stockholder who is present.

          Section 5. Special meetings of the stockholders, for any purpose or purposes, unless otherwise prescribed by statute or by the certificate of incorporation, may be called by the president, and shall be called by the president or secretary at the request in writing of a majority of the board of directors, or at the request in writing of stockholders owning a majority in amount of the entire capital stock of the corporation issued and outstanding and entitled to vote. Such request shall state the purpose or purposes of the proposed meeting.

          Section 6. Written notice of a special meeting stating the place, date and hour of the meeting and the purpose or purposes for which the meeting is called, shall be given not less than ten (10) nor more than sixty (60) days before the date of the meeting, to each stockholder entitled to vote at such meeting.

          Section 7. Business transacted at any special meeting of stockholders shall be limited to the purposes stated in the notice.

          Section 8. The holders of a majority of the stock issued and outstanding and entitled to vote thereat, present in person or represented by proxy, shall constitute a quorum at all meetings of the stockholders for the transaction of business except as otherwise provided by statute or by the certificate of incorporation. If, however, such quorum shall not be present or represented at any meeting of the stockholders, the stockholders entitled to vote thereat, present in person or represented by proxy, shall have power to adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present or represented. At such adjourned meeting at which a quorum shall be present or represented any business may be transacted which might have been transacted at the meeting as originally notified. If the adjournment is for more than thirty (30) days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting.

          Section 9. When a quorum is present at any meeting, the vote of the holders of a majority of the stock having voting power present in person or represented by proxy shall decide any question brought before such meeting, unless the question is one upon which by express provision of statute or of the certificate of incorporation, a different vote is required, in which case such express provision shall govern and control the decision of such question.

          Section 10. Each stockholder shall, at every meeting of the stockholders, be entitled to one vote in person or by proxy for each share of the capital stock having voting power held by such stockholder, but no proxy shall be voted on after three years from its date, unless the proxy provides for a longer period.

          Section 11. Any action required to be taken at any annual or special meeting of stockholders of the corporation, or any action which may be taken at any annual or special meeting of such stockholders, may be taken without a meeting, without prior notice and without a vote, if a consent in writing, setting forth the action so taken, shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted. Prompt notice of the taking of the corporate action without a meeting by less than unanimous written consent shall be given to those stockholders who have not consented in writing.

                                  ARTICLE III
                                  -----------

                                   Directors
                                   ---------

          Section 1. The number of directors which shall constitute the whole board shall be not less one (1) nor more than nine (9). The number of directors of the corporation may be increased or decreased from time to time within this range of one (1) to nine (9) directors, without further amendment to this section, by the affirmative vote of a majority of directors then entitled to vote thereon. The directors shall be elected at the annual meeting of the stockholders, except as provided in Section 2 of this Article, and each director elected shall hold office until his successor is elected and qualified or until his earlier resignation or removal. Directors need not be stockholders.

          Section 2. Vacancies and newly created directorships resulting from any increase in the authorized number of directors may be filled by a majority of the directors then in office, though less than a quorum, or by the sole remaining director, and each director so chosen shall hold office until his successor is elected and qualified, or until his earlier resignation or removal. If there are no directors in office, then an election of directors may be held in the manner provided by statute.

          Section 3. The business of the corporation shall be managed by or under the direction of the board of directors which may exercise all such powers of the corporation and do all such lawful acts as are not by statute or by the certificate of incorporation or by these by-laws directed or required to be exercised or done by the stockholders.

                     Meetings of the Board of Directors
                     ----------------------------------

          Section 4. The board of directors of the corporation may hold meetings, both regular and special, either within or without the State of Delaware.

          Section 5. The first meeting of each newly elected board of directors shall be held at such time and place as shall be fixed by the vote of the stockholders at the annual meeting and no notice of such meeting shall be necessary to the newly elected directors in order legally to constitute the meeting, provided a quorum shall be present. In the event of the failure of the stockholders to fix the time or place of such first meeting of the newly elected board of directors, or in the event such meeting is not held at the time and place so fixed by the stockholders, the meeting may be held at such time and place as shall be specified in a notice given as hereinafter provided for special meetings of the board of directors, or as shall be specified in a written waiver of notice signed by all of the directors.

          Section 6. Regular meetings of the board of directors may be held without notice at such time and at such place as shall from time to time be determined by the board.

          Section 7. Special meetings of the board may be called by the president on two (2) days' notice to each director, either personally or by mail or by telegram; special meetings shall be called by the president in like manner and on like notice on the written request of two or more directors.

          Section 8. At all meetings of the board a majority of the total number of directors shall constitute a quorum for the transaction of business and the act of a majority of the directors present at any meeting at which there is a quorum shall be the act of the board of directors, except as may be otherwise specifically provided by statute or by the certificate of incorporation. If a quorum shall not be present at any meeting of the board of directors the directors present thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present.

          Section 9. Unless otherwise restricted by the certificate of incorporation or these by-laws, any action required or permitted to be taken at any meeting of the board of directors or of any committee thereof may be taken without a meeting, if all members of the board or committee, as the case may be, consent thereto in writing, and the writing or writings are filed with the minutes of proceedings of the board or committee.

          Section 10.  Compensation of Directors.  The directors may be paid
                       -------------------------
their expenses, if any, of attendance at each meeting of the board of directors and may be paid a fixed sum for attendance at each meeting of the board of directors or a stated salary as director. No such payment shall preclude any director from serving the corporation in any other capacity and receiving
compensation therefor.   Members of special or standing committees may be
allowed like compensation for attending committee meetings.

                                   ARTICLE IV
                                   ----------
                                    Notices
                                    -------
          Section 1. Whenever, under the provisions of the statutes or of the certificate of incorporation or of these by-laws, notice is required to be given to any director or stockholder, it shall not be construed to mean personal notice, but such notice may be given in writing, by mail, addressed to such director or stockholder, at his address as it appears on the records of the corporation, with postage thereon prepaid, and such notice shall be deemed to be given at the time when the same shall be deposited in the United States mail. Notice to directors may also be given by telegram.

          Section 2. Whenever any notice is required to be given under the provisions of the statutes or of the certificate of incorporation or of these by-laws, a waiver thereof in writing, signed by the person or persons entitled to said notice, whether before or after the time stated therein, shall be deemed equivalent thereto.

                                   ARTICLE V
                                   ---------

                                    Officers
                                    --------

          Section 1. The officers of the corporation shall be chosen by the board of directors and shall be a chairman of the board, a president, a vice-president, a secretary and a treasurer. The board of directors may elect additional vice-presidents and one or more assistant secretaries and assistant treasurers. Any number of offices may be held by the same person, unless the certificate of incorporation or these by-laws otherwise provide.

          Section 2. The board of directors at its first meeting after each annual meeting of stockholders shall choose a chairman of the board, a president, one or more vice-presidents, a secretary and a treasurer.

          Section 3. The board of directors may appoint such other officers and agents as it shall deem necessary who shall hold their offices for such terms and shall exercise such powers and perform such duties as shall be determined from time to time by the board.

          Section 4. The salaries of all officers and agents of the corporation shall be fixed by the board of directors.

          Section 5. The officers of the corporation shall hold office until their successors are chosen and qualify. Any officer elected or appointed by the board of directors may be removed at any time by the affirmative vote of a majority of the board of directors. Any vacancy occurring in any office of the corporation may be filled by the board of directors.

          Section 6.  The Chairman of the Board.  The chairman of the board, if
                      -------------------------
there be a chairman, shall preside at all meetings of the stockholders, of the board of directors and of the executive committee, if any, and he shall have such other powers and duties as the board of directors may from time to time prescribe. He may execute contracts in the name of the corporation. He may sign, with the secretary, assistant secretary, treasurer or assistant treasurer, certificates for shares of the corporation, and may sign any policies, deeds, mortgages, bonds, contracts, or other instruments which the board of directors have authorized to be executed except in cases where the signing and execution thereof shall be expressly delegated by the board of directors or by these by-laws to some other officer or agent of the corporation, or shall be required by law to be otherwise signed or executed.

          Section 7.  The President.  The president shall be the chief executive
                      -------------
officer of the corporation and shall have the general direction of the affairs of the corporation except as otherwise prescribed by the board of directors. In the absence of the chairman of the board, he shall preside at all meetings of the stockholders, of the board of directors and of the executive committee, if any, and shall designate the acting secretary for such meetings to take the minutes thereof for delivery to the secretary. He may execute contracts in the name of the corporation and appoint and discharge agents and employees of the corporation. He may sign, with the secretary, assistant secretary, treasurer or assistant treasurer, certificates for shares of the corporation, and may sign any policies, deeds, mortgages, bonds, contracts, or other instruments which the board of directors have authorized to be executed except in cases where the signing and execution thereof shall be expressly delegated by the board of directors or by these by-laws to some other officer or agent of the corporation, or shall be required by law to be otherwise signed or executed; appoint and discharge agents and employees of the corporation, and in general, shall perform all duties incident to the office of president. The president shall be ex-officio a member of all committees.

     Section 8.  The Vice-Presidents.  In the absence of the president or in the
                 -------------------
event of his inability or refusal to act, the vice-president, if there be any, (or in the event there be more than one vice-president, the vice-presidents in the order designated, or in the absence of any designation, then in the order of their election) shall perform the duties of the president, and when so acting, shall have all the powers of and be subject to all the restrictions upon the president. The vice-presidents shall perform such other duties and have such other powers as the board of directors may from time to time prescribe.

                    The Secretary and Assistant Secretary
                    -------------------------------------

          Section 9. The secretary shall attend all meetings of the board of directors and all meetings of the stockholders and record all the proceedings of the meetings of the corporation and of the board of directors in a book to be kept for that purpose and shall perform like duties for the standing committees when required. He shall give, or cause to be given, notice of all meetings of the stockholders and special meetings of the board of directors, and shall perform such other duties as may be prescribed by the board of directors or president, under whose supervision he shall be. He shall have custody of the corporate seal of the corporation and he, or an assistant secretary, shall have authority to affix the same to any instrument requiring it and when so affixed, it may be attested by his signature or by the signature of such assistant secretary. The board of directors may give general authority to any other officer to affix the seal of the corporation and to attest the affixing by his signature.

          Section 10. The assistant secretary, or if there be more than one, the assistant secretaries in the order determined by the board of directors (or if there be no such determination, then in the order of their election) shall, in the absence of the secretary or in the event of his inability or refusal to act, perform the duties and exercise the powers of the secretary and shall perform such other duties and have such other powers as the board of directors may from time to time prescribe.

                   The Treasurer and Assistant Treasurers
                   --------------------------------------

          Section 11. The treasurer shall have the custody of the corporate funds and securities and shall keep full and accurate accounts of receipts and disbursements in books belonging to the corporation and shall deposit all moneys and other valuable effects in the name and to the credit of the corporation in such depositories as may be designated by the board of directors.

          Section 12. He shall disburse the funds of the corporation as may be ordered by the board of directors, taking proper vouchers for such disbursements, and shall render to the president and the board of directors, at its regular meetings, or when the board of directors so requires, an. account of all his transactions as treasurer and of the financial condition of the corporation.

          Section 13. If required by the board of directors, he shall give the corporation a bond (which shall be renewed every six (6) years) in such sum and with such surety or sureties as shall be satisfactory to the board of directors for the faithful performance of the duties of his office and for the restoration to the corporation, in case of his death, resignation, retirement or removal from office, of all books, papers, vouchers, money and other property of whatever kind in his possession or under his control belonging to the corporation.

          Section 14. The assistant treasurer, or if there shall be more than one, the assistant treasurers in the order determined by the board of directors (or if there be no such determination, then in the order of their election), shall, in the absence of the treasurer or in the event of his inability or refusal to act, perform the duties and exercise the powers of the treasurer and shall perform such other duties and have such other powers as the board of directors may from time to time prescribe.
10

                                  ARTICLE VI
                                  ----------

                             Certificate of Stock
                             --------------------

          Section 1. Every holder of stock in the corporation shall be entitled to have a certificate, signed by, or in the name of the corporation by the president or a vice president and the treasurer or an assistant treasurer, or the secretary or an assistant secretary of the corporation, certifying the number of shares owned by him in the corporation.

          If the corporation shall be authorized to issue more than one class of stock or more than one series of any class, the designations, preferences and relative, participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights shall be set forth in full or summarized on the face or back of the certificate which the corporation shall issue to represent such class or series of stock, provided that, except as otherwise provided in Section 202 of the General Corporation Law of Delaware, in lieu of the foregoing requirements, there may be set forth on the face or back of the certificate which the corporation shall issue to represent such class or series of stock, a statement that the corporation will furnish without charge to each stockholder who so requests the designations, preferences and relative, participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights.

          Section 2. Where a certificate is countersigned (i) by a transfer agent other than the corporation or its employee, or (ii) by a registrar other than the corporation or its employee, any of or all the signatures of the officers of the corporation may be a facsimile. In case any officer who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be an officer before such certificate is issued, it may be issued by the corporation with the same effect as if he were such officer at the date of issue.

          Section 3.  Lost Certificates.  The board of directors may direct a
                      -----------------
new certificate or certificates to be issued in place of any certificate or certificates theretofore issued by the corporation alleged to have been lost, stolen or destroyed, upon the making of an affidavit of the fact by the person claiming the certificate of stock to be lost, stolen or destroyed. When authorizing such issue of a new certificate or certificates, the board of directors may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed certificate or certificates, or his legal representative, to advertise the same in such manner as it shall require and/or to give the corporation a bond in such sum as it may direct as indemnity against any claim that may be made against the corporation with respect to the certificate alleged to have been lost, stolen or destroyed.

          Section 4.  Transfers of Stock.  Upon surrender to the corporation or
                      ------------------
the transfer agent of the corporation of a certificate for shares duly endorsed or accompanied by proper evidence of succession, assignation or authority to transfer, it shall be the duty of the corporation to issue a new certificate to the person entitled thereto, cancel the old certificate and record the transaction upon its books.

          Section 5.  Fixing Record Date.  In order that the corporation may
                      ------------------
determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or to express consent to corporate action in writing without a meeting, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the board of directors may fix, in advance, a record date, which shall not be more than sixty (60) nor less than ten (10) days before the date of such meeting, nor more than sixty (60) days prior to any other action. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the board of directors may fix a new record date for the adjourned meeting.

          Section 6.  Registered Stockholders.  The corporation shall be
                      -----------------------
entitled to recognize the exclusive right of a person registered on its books as the owner of shares to receive dividends, and to vote as such owner, and to hold liable for calls and assessments a person registered on its books as the owner of shares, and shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by the laws of Delaware.

                                  ARTICLE VII
                                  -----------

                                Indemnification
                                ---------------

          Section 1.  Right to Indemnification.  Each person who was or is made
                      ------------------------
a party or is threatened to be made a party to or is otherwise involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (hereinafter, a "Proceeding"), by reason of the fact that he or she, or a person for whom he or she is the legal representative, is or was a director or officer of the Corporation or is or was serving at the request of the Corporation as a director, officer or trustee of another Corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans, whether the basis of such Proceeding is alleged action or inaction in an official capacity as a director, officer or trustee or in any other capacity while serving as a director, officer or trustee, shall be indemnified and held harmless by the Corporation to the fullest extent authorized by the General Corporation Law of the State of Delaware, as the same exists as of the date hereof or as may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than said law permitted the Corporation to provide both prior to such amendment and as of the date hereof), against all expense, liability and loss (including attorneys' fees, judgments, fines, ERISA excise taxes or penalties and amounts paid or to be paid in settlement) actually and reasonably incurred or suffered by such person in connection therewith and such indemnification shall continue as to a person who has ceased to be a director, officer or trustee and shall inure to the benefit of his or her heirs, executors and administrators; provided, however, that, except as provided in paragraph (b) hereof, the
-----------------
Corporation shall indemnify any such person seeking indemnification in connection with a Proceeding (or part thereof) initiated by such person only if such Proceeding (or part thereof) was authorized by the Board.

The right to indemnification conferred in this Article VU shall be a contract right and shall include the right to be paid by the Corporation' the expenses incurred in connection with any such Proceeding in advance of its final disposition; provided, however, that, if the General Corporation Law of the
             -----------------
State of Delaware requires, the payment of such expenses incurred by a director or officer in his or her capacity as a director or officer (and not in any other capacity in which service was or is rendered by such person while a director or officer, including, without limitation, service to an employee benefit plan) in advance of the final disposition of a Proceeding, shall be made only upon delivery to the Corporation of an undertaking, by or on behalf of such director or officer, to repay all amounts so advanced if it shall ultimately be determined that such director or officer is not entitled to be indemnified under this Article VII or otherwise. The Corporation may, by action of the Board, provide indemnification to employees and agents of the Corporation with the same scope and effect as the foregoing indemnification of directors, officers and trustees.

          Section 2.  Right of Claimant to Bring Suit.  If a claim under
                      -------------------------------
paragraph (a) of this Article VII is not paid in full by the Corporation within thirty days after written notice thereof has been received by the Corporation, the claimant may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim and, if successful in whole or in part, the claimant shall be entitled to be paid also the expense of prosecuting such claim. It shall be a defense to any such action (other than an action brought to enforce a claim for expenses incurred in connection with any Proceeding in advance of its final disposition where the required undertaking, if any is required, has been tendered to the Corporation, and as to any such other action as to which it shall not be a defense) that the claimant has not met the standards of conduct which make it permissible under the General Corporation Law of the State of Delaware for the Corporation to indemnify the claimant for the amount claimed, but the burden of proving such defense shall be on the Corporation. Neither the failure of the Corporation (including the Board, independent legal counsel, or its stockholders) to have made a determination prior to the commencement of such action that indemnification of the claimant is proper in the circumstances because he or she has met the applicable standard of conduct under the General Corporation Law of the State of Delaware, nor an actual determination by the Corporation (including the Board, independent legal counsel, or its stockholders) that the claimant has not met such applicable standard of conduct, shall be a defense to the action or create a presumption that the claimant has not met the applicable standard of conduct.

          Section 3.  Non-Exclusivity of Rights.  The rights to indemnification
                      -------------------------
and the payment of expenses incurred in connection with a Proceeding in advance of its final disposition conferred in this Article VII shall not be (and they shall not be deemed to be) exclusive of any other right which any person may have or hereafter acquire under any statute, provision of the Certificate of Incorporation, these By-Laws, agreement, vote of stockholders or disinterested directors or otherwise.

          Section 4.  Insurance.  The Corporation may purchase and maintain
                      ---------
insurance, at its expense, to protect itself and any director, officer, trustee, employee or agent of the Corporation or another Corporation, or of a partnership, joint venture, trust or other enterprise against any expense, liability or loss (as such terms are used in this Article VII), whether or not the Corporation would have the power to indemnify such person against such expense, liability or loss under the General Corporation Law of the State of Delaware.

          Section 5.  Construction and Presumption.  This Article VII shall be
                      ----------------------------
liberally construed in favor of indemnification and the payment of expenses incurred in connection with a Proceeding in advance of its final disposition and there shall be a rebuttable presumption that a claimant under this Article VII is entitled to such indemnification and the Corporation shall bear the burden of proving by a preponderance of the evidence that such claimant is not so entitled to indemnification.

          Section 6.  Confidentiality.  Any finding that a person asserting a
                      ---------------
claim for indemnification pursuant to this Article VII is not entitled to such indemnification, and any information which may support such finding, shall be held in confidence to the extent permitted by law and shall not be disclosed to any third party.

          Section 7. Severability.  If any provision of this Article VII shall
                     ------------
be deemed invalid or unenforceable, the Corporation shall remain obligated to indemnification and advance expenses subject to all those provisions of this
Article VII which are not invalid or unenforceable.

          Section 8.  No Diminution by Amendment of By-laws; Non-exclusive
                      ----------------------------------------------------
Effect. The foregoing provisions of this Article VII shall be deemed
-------
to be a contract between the corporation and each director and officer who serves in such capacity at any time while this by-law is in effect, any repeal or modification thereof shall not affect any rights or obligations then existing with respect to any state of facts then or theretofore existing or any action, suit or proceeding theretofore or thereafter brought based in whole or in part upon any such state of facts. The foregoing rights of indemnification shall not be deemed exclusive of any other rights to which any director or officer may be entitled apart from the provisions of this Article VII. The board of directors in its discretion shall have power on behalf of the corporation to indemnify any person, other than a director or officer, made a party to any action, suit or proceeding by reason of the fact that he, his testator or intestate is or was an employee of the corporation.

          Section 9. Exculpation.  No director of the Corporation shall be
                     -----------
personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director; provided, however, that this Article VII shall not eliminate or limit the liability of a director (i) for any breach of the director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the General

Corporation Law of the State of Delaware, or (iv) for any transaction from which the director derived an improper personal benefit. No amendment to or repeal of this Article VII shall apply to or have any effect on the liability or alleged liability of any director of the Corporation for or with respect to any acts or omissions of such director occurring prior to such amendment or repeal.


                                  ARTICLE VIII
                                  ------------
                                   Amendments
                                   ----------

     These By-Laws may be amended, altered, or repealed and new By-Laws adopted at any meeting of the board of directors by a majority vote. The fact that the power to adopt, amend, alter, or repeal the By-Laws has been conferred upon the board of directors shall not divest the stockholders of the same powers.